UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2018

Commission file number: 0-22773

NETSOL TECHNOLOGIES, INC.

(Exact name of small business issuer as specified in its charter)

NEVADA	95-4627685
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer NO.)

23975 Park Sorrento, Suite 250, CA 91302

(Address of principal executive offices) (Zip Code)

(818) 222-9195 / (818) 222-9197

(Issuer’s telephone/facsimile numbers, including area code)

Item 8.01 Other Events

On February 27, 2018, NetSol Technologies, Inc., or the Company, issued a press release announcing that its Board of Directors has authorized the repurchase of up to five hundred thousand shares of its issued and outstanding common shares. The repurchase plan is authorized commencing February 27, 2018 and ending June 30, 2018.

This information is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Exhibits

99.1	News Release dated February 27, 2018

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETSOL TECHNOLOGIES, INC.

Date: February 27, 2018	/s/ Najeeb Ghauri
NAJEEB GHAURI
Chief Executive Officer

Date: February 27, 2018	/s/ Roger K. Almond
Chief Financial Officer